UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

Form 8-K
Current Report
_______________________________
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 14, 2018
Date of Report (Date of earliest event reported)

Fidelity Southern Corporation
(Exact name of registrant as specified in its charter)

Georgia	No. 001-34981	No. 58-1416811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1550
Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)
(404) 639-6500
Registrant’s telephone number, including area code
________________________________
 N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreements
On March 8, 2018, Fidelity Southern Corporation ("Fidelity Southern") and Fidelity Bank (the "Bank"), a wholly owned subsidiary of Fidelity Southern, entered into an employment agreement with James B. Miller, Jr. as Chairman and Chief Executive Officer of Fidelity Southern and Chairman of the Bank for a three-year period commencing January 1, 2018. The employment agreement is in substantially the same form and contains substantially the same terms and conditions as the agreement with Miller that expired on December 31, 2017 with certain changes as described below.
The employment agreement provides for an annual base salary of $800,000 per year and incentive compensation. The Compensation Committee has determined that Miller will be eligible for incentive compensation as determined by the Compensation Committee following its evaluation of corporate and individual performance during the applicable calendar year. The Compensation Committee will evaluate Fidelity’s and Miller’s performance relative to Company performance against pre-established financial goals in its determination of incentive compensation to be paid. The employment agreement eliminates the excise tax gross-up provisions for purposes of Code Section 280G that were part of the expired agreement.
Also on March 8, 2018, Fidelity Southern and the Bank entered into an employment agreement with H. Palmer Proctor, Jr. as President of Fidelity Southern and President and Chief Executive Officer of the Bank for a three-year period commencing January 1, 2018. The employment agreement is in substantially the same form and contains substantially the same terms and conditions as the agreement with Proctor that expired on December 31, 2017 with certain changes as described below.
The employment agreement provides for an annual base salary of $500,000 per year and incentive compensation. The Compensation Committee has determined that Proctor will be eligible for incentive compensation as determined by the Compensation Committee following its evaluation of corporate and individual performance during the applicable calendar year. The Compensation Committee will evaluate Fidelity’s and Proctor’s performance relative to Company performance against pre-established financial goals in its determination of incentive compensation to be paid. The employment agreement eliminates the excise tax gross-up provisions for purposes of Code Section 280G that were part of the expired agreement.
Also on March 8, 2018, Fidelity Southern and the Bank entered into amendments to existing executive continuity agreements entered into with Charles D. Christy, Chief Financial Officer of Fidelity Southern and the Bank, and David Buchanan, Executive Vice President of Fidelity Southern and the Bank. The amendments eliminate the excise tax gross-up provisions for purposes of Code Section 280G that were part of the executive continuity agreements executed with Christy effective June 26, 2017 and with Buchanan effective January 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY SOUTHERN CORPORATION
(Registrant)

/s/ Charles D. Christy
Charles D. Christy
Chief Financial Officer

March 14, 2018